Exhibit 10.11.5

FOURTH AMENDMENT TO SUBLEASE

THIS FOURTH AMENDMENT TO SUBLEASE (this “Fourth Amendment”) is made and entered into as of May 21, 2013, by and between LUDLOW TECHNICAL PRODUCTS CORPORATION, a New York corporation (“Sublandlord”), and SYNACOR, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

A. Sublandlord is the tenant under that certain Property Lease dated March 13, 1998, with Waterfront Associates, LLC (“Landlord”), as landlord, covering Building No. 3, Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), as amended by that certain First Amendment to Lease dated April 29, 1998, that Second Amendment to Lease dated April 21, 1999, that Third Amendment to Lease dated July 30, 1999, and that Fourth Amendment to Lease dated December 30, 2007 (collectively, the Property Lease and amendments thereto are the “Lease”).

B. Under the terms and conditions of that certain Sublease dated as of March 3, 2006 (the “Original Sublease”), as amended by that certain First Amendment to Sublease (“First Amendment”) dated September 25, 2006, that certain Second Amendment to Sublease (“Second Amendment”) dated February 27, 2007, and that certain Third Amendment to Sublease (“Third Amendment”) dated June 30, 2010 (collectively, the “Sublease”), Subtenant subleased from Sublandlord approximately 33,711 rentable square feet of space located on the first and third floors of the Building (the “Existing Premises”), which Existing Premises is more particularly described in the Sublease as the Premises.

C. Under the terms and conditions of the Sublease, Subtenant desires to sublease additional space on the first floor of the Building, which additional space contains approximately 5,061 rentable square feet of space and is more particularly depicted as “Suite A2” on Exhibit A, attached hereto and incorporated herein (the “First Floor Adjacent Premises”); and Sublandlord has agreed to sublease such First Floor Adjacent Premises to Subtenant on the terms and conditions of the Sublease, as modified herein.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. First Floor Adjacent Premises. Conditioned upon receipt by Sublandlord of Landlord’s written consent executed in substantially the form attached hereto as Exhibit B, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the First Floor Adjacent Premises on the terms and conditions of the Sublease, as modified hereby. Accordingly, from and after the Effective Date (hereinafter defined), the term “Premises” will refer collectively to the Existing Premises and the First Floor Adjacent Premises; the Premises will contain approximately 38,772 rentable square feet of space; and Subtenant’s Share shall be increased to 37.71%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (38,772) by the number of rentable square feet in the Building (102,816). Sublandlord and Subtenant stipulate that the number of rentable square feet in the Existing Premises, the First Floor Adjacent Premises, and the Building is correct.

2. Term for First Floor Adjacent Premises. The term for the First Floor Adjacent Premises shall begin on the Effective Date and shall expire on the Expiration Date as set forth in Section 2.3 of the Original Sublease (i.e., March 31, 2016). As used herein, the “Effective Date” shall mean the earlier of (a) the date on which Subtenant occupies any portion of the First Floor Adjacent Premises and begins conducting business therein, or (b) the date on which Sublandlord delivers to Subtenant possession of the First Floor Adjacent Premises. Subtenant shall accept possession of the First Floor Adjacent Premises on the date when Sublandlord tenders possession thereof to Subtenant.

Subtenant shall execute and deliver to Sublandlord, within ten days after Sublandlord has requested the same, a letter confirming (i) the Effective Date, and (ii) Subtenant has accepted the First Floor Adjacent Premises.

3. Rent for First Floor Adjacent Premises. The annual fixed rent due under the Sublease for the First Floor Adjacent Premises shall be $14.00 per rentable square foot in the First Floor Adjacent Premises, payable in equal monthly installments of $5,904.50 per month, beginning on the Effective Date. Thus, commencing on the Effective Date, the total monthly fixed rent due under the Sublease for the Premises shall be $45,234.00.

4. Security Deposit. Contemporaneously with the execution hereof, and as a condition to the effectiveness of this Fourth Amendment, Subtenant shall deliver to Sublandlord an additional $5,904.50 to be held as part of the Security Deposit under the Sublease. After such additional deposit, the Security Deposit will total $45,234.00.

5. AS-IS Condition. Subtenant hereby accepts the First Floor Adjacent Premises in their presently existing “AS-IS” condition. Subtenant acknowledges that (a) it was given a full opportunity to inspect the First Floor Adjacent Premises; (b) as of the Effective Date, Subtenant has inspected the First Floor Adjacent Premises; and (c) neither Sublandlord nor its agents or employees has made any representations or warranties as to the condition of the First Floor Adjacent Premises, or the suitability or fitness of the First Floor Adjacent Premises for the conduct of Subtenant’s business or for any other purpose. Sublandlord has no obligation to perform any work, alterations, or tenant improvements in the First Floor Adjacent Premises (including without limitation demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein); and Sublandlord shall not be obligated to reimburse Subtenant or provide an allowance for any costs related to the demolition or construction of improvements therein.

6. Alterations. Subtenant shall not without Landlord and Sublandlord’s prior written consent, which consent shall not be unreasonably withheld, make or perform any alterations, additions, or improvements to the Premises (collectively, “Alterations”). Sublandlord hereby acknowledges that Subtenant intends to remove the demising wall in the First Floor Adjacent Premises in the location shown on Exhibit A (the “Demising Wall”), and Sublandlord approves such Alteration. Subtenant shall request Sublandlord’s consent at least thirty (30) days before the commencement of any construction, and Subtenant shall provide, in connection with such consent request, plans and specifications for such Alterations, which plans and specifications are subject to Sublandlord’s approval, which shall not be unreasonably withheld as set forth above. All Alterations shall be performed at Subtenant’s expense.

All Alterations performed by or on behalf of Subtenant shall be done in a good and workmanlike manner by contractors reasonably approved by Sublandlord and in accordance with Article 8 of the Original Sublease. Subtenant shall, at Subtenant’s expense, before making any Alterations, (i) obtain all permits and approvals required by any governmental authority and (upon completion thereof) certificates of occupancy and any other certificates of final approval thereof, and shall promptly deliver to Sublandlord copies of such permits and approvals; and (ii) provide Sublandlord with certificates evidencing appropriate builder’s risk, liability, and worker’s compensation insurance coverage in commercially reasonable amounts during the performance of any such Alterations.

Any and all Alterations made by or on behalf of Subtenant in, to or upon the Premises shall become the property of Sublandlord and shall remain upon and be surrendered with the Premises unless Sublandlord elects to relinquish Sublandlord’s right thereto and to have them removed by Subtenant, in which event the same shall be removed from the Premises by Subtenant prior to the Expiration Date, at Subtenant’s expense. Nothing in this Section shall be construed to give Sublandlord title to or to prevent Subtenant’s removal of trade fixtures or moveable office furniture or equipment, but upon removal of any of the same or upon removal of other Alterations as may be required by Sublandlord, Subtenant shall repair any damage to the Building or the Premises caused by such removal, except structural damage, which, at Sublandlord’s option, shall be repaired by Sublandlord at Subtenant’s expense. All Alterations permitted or required to be removed by Subtenant remaining in the Premises after the end of the Term shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord’s property or removed from the Premises by Sublandlord.

7. No Early Termination Right. Subtenant hereby acknowledges and agrees that the early cancellation right set forth in Section 6 of the Third Amendment to Sublease has expired and is of no further force or effect.

8. Right of First Offer. Subtenant and Sublandlord hereby acknowledge and agree that the right of first offer set forth in Article 16 of the Original Sublease, Section 5 of the First Amendment, Section 5 of the Second Amendment, and Section 7 and Exhibit D of the Third Amendment is hereby deleted and has no further force or effect.

Subject to then-existing renewal or expansion options of other subtenants, and provided no default by Subtenant exists, Sublandlord shall, before offering the same to any party (other than the then-current subtenant therein), first offer to lease to Subtenant (i) the space commonly known as Suite 150, which space contains approximately 6,284 square feet of space, is located on the first floor of the Building, and is shown on Exhibit E, and (ii) the space commonly known as Suite 200, which space contains approximately 33,237 square feet of space, is located on the second floor of the Building, and is shown on Exhibit E (each, an “Offer Space”) in an “AS-IS” condition; such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the “Offer Notice”). Sublandlord shall use good faith in determining the rent amount for the Offer Space. The Offer Notice shall be substantially similar to the Offer Notice attached to the Original Sublease as Exhibit E. Subtenant shall notify Sublandlord in writing whether Subtenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Sublandlord delivers to Subtenant the Offer Notice. If Subtenant timely elects to lease the Offer Space, then Sublandlord and Subtenant shall execute an amendment to this Sublease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Sublease; however, Subtenant shall accept the Offer Space in an “AS-IS” condition. Notwithstanding the foregoing, if before Sublandlord’s delivery to Subtenant of the Offer Notice, Sublandlord has received an offer to lease all or part of the Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Offer Space, Subtenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

If Subtenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Subtenant’s right of first offer hereunder is a one-time right only with respect to each Offer Space), and Sublandlord may lease all or a portion of the Offer Space to third parties on such terms as Sublandlord may elect. Subtenant may not exercise its rights under this Section 8 if a default exists or Subtenant is not then occupying the entire Premises. For purposes hereof, if an Offer Notice is delivered for less than all of the Offer Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Sublease. In no event shall Sublandlord be obligated to pay a commission with respect to any space leased by Subtenant under this Section 8, and Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

Subtenant’s rights under this Section 8 shall terminate if(a) this Sublease or Subtenant’s right to possession of the Premises is terminated, (b) Subtenant assigns any of its interest in this Sublease or sublets any portion of the Premises, or (c) less than two full calendar years remain in the initial Term of this Sublease.

9. Parking. Section 5.6 of the Original Sublease, Section 7 of the Second Amendment, and Section 8 of the Third Amendment are hereby deleted and replaced with the following:

a.

Subtenant shall have the non-exclusive right, together with the other tenants and occupants of the Building and other buildings comprising Waterfront Village Center and their employees, agents, licensees, and invitees, to use the parking areas servicing the Building as reasonably designated by Sublandlord (the “Parking Facilities”) for the purpose of vehicular parking for Subtenant’s Representatives, all without additional charge; provided, however, that Subtenant’s Representatives shall not occupy more than an aggregate of one hundred and fifty five (155) parking spaces at any time, or four spaces per 1,000 rentable square feet included in the Premises, whichever is less, subject to the next paragraph. Subtenant shall not use more than the number of parking spaces set forth in this Section 9. If, for any reason, Sublandlord is unable to provide all or any portion of the parking spaces to which Subtenant is entitled under this Section 9, then Subtenant shall have no claims against Sublandlord because of Sublandlord’s failure or inability to provide Subtenant with such parking spaces. Sublandlord shall not be responsible for enforcing Subtenant’s parking rights against any third parties. The parking spaces described in this Section 9 shall be provided on an unreserved, “first-come, first-served” basis. Sublandlord shall not be liable to Subtenant, nor shall this Sublease be affected, if any parking is impaired by any law. Subtenant’s use of the Parking Facilities shall be at Subtenant’s sole risk, and Sublandlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facilities or otherwise in connection with any use of the Parking Facilities by Subtenant’s Representatives.

b.	Notwithstanding the foregoing, as long as Subtenant is not in default past any applicable cure period and Subtenant is occupying, subleasing, and using the entire Premises as described in this Fourth Amendment, Subtenant shall have the non-exclusive right, together with the other tenants and occupants of the Building and other buildings comprising Waterfront Village Center and their employees, agents, licensees, and invitees, to use an additional seventy (70) parking spaces in the Parking Facilities (i.e., a total of two hundred and twenty five (225) parking spaces). In addition to any rights or remedies available to Sublandlord in the event of a default under the Sublease, Sublandlord shall have the right to cancel this right of Subtenant to use the additional seventy (70) parking spaces and/or remove any such excess vehicles from the Parking Facilities.

c.	Subtenant shall cause Subtenant’s Representatives to comply with all reasonable rules and regulations that Sublandlord and/or Landlord may promulgate with respect to parking in the parking areas, including without limitation, a system of stickers, access cards or other system intended to regulate and control access to such parking areas, or otherwise for the orderly operation and use of the Parking Facilities. Sublandlord may, in its discretion, allocate and assign parking passes among Subtenant and the other tenants in the Building. If Sublandlord designates Subtenant parking areas, then Subtenant shall cause all Subtenant Representatives to park their vehicles only in such designated parking areas. Subtenant shall furnish Sublandlord, upon request, with the current license numbers of all vehicles owned or used by Subtenant Representatives and Subtenant thereafter shall notify Sublandlord of any changes in such numbers within 5 days after the occurrence thereof.

d.

If, as calculated on a monthly basis, Subtenant or Subtenant’s Representatives uses more than an average of two hundred thirty (230) parking spaces per business day (the “Material Parking Standard”), then Subtenant shall forthwith on demand pay to Sublandlord, as additional rent, the sum of one hundred dollars ($100) per car (the “Parking Payment”) over the Material Parking Standard based on the monthly average. Notwithstanding the foregoing sentence, at the time Sublandlord makes demand for the Parking Payment, Sublandlord shall provide Subtenant with documentation of how the monthly average was calculated. Notwithstanding anything herein to the contrary, the parties acknowledge that this Section 9(d) is for the purpose of establishing a material standard for the parking for purposes of the remedies set forth in this Section 9(d) and shall not be deemed as a right for Subtenant to use more than the parking spaces granted to Subtenant under Sections 9(a) and 9(b) above. If Subtenant exceeds the Material Parking Standard more than four (4) times during a twelve (12) month period, then Subtenant shall forfeit the right to use the additional seventy (70) parking spaces referenced in this Section 9 at subparagraph (b).

e.	Subtenant’s parking rights under the Sublease are solely for the benefit of Subtenant’s Representatives and such rights cannot be transferred.

10. Janitorial. Subtenant shall comply with the janitorial specifications for the Building attached as Exhibit C and such other reasonable specifications (or modifications thereto) adopted by Landlord from time to time. Without limitation of the foregoing, Subtenant agrees to clean all carpeting and flooring in the Premises as spills and/or stains occur; and to steam clean and shampoo all carpeting in the Premises at least one time each year.

11. Rules and Regulations. Subtenant and Subtenant’s Representatives will fully and promptly comply with all rules and regulations of the Building and related facilities, which rules and regulations are attached hereto as Exhibit D. Landlord and Sublandlord shall at all times have the right to change such rules and regulations and/or Building services or to promulgate other reasonable rules and regulations and/or Building services in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations and/or Building services, changes, and amendments will be forwarded to Subtenant in writing and shall be carried out and observed by Subtenant. Subtenant shall further be responsible for the compliance with such rules and regulations and/or Building services by Subtenant’s Representatives.

12. Landlord Consent. Sublandlord’s execution of this Fourth Amendment and the effectiveness of this Fourth Amendment are conditioned upon receipt by Sublandlord of Landlord’s written consent executed in substantially the form attached hereto as Exhibit B (“Landlord’s Consent”).

13. Brokerage. Sublandlord and Subtenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Fourth Amendment other than CBRE. Subtenant shall indemnify Sublandlord against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under Subtenant. Sublandlord shall indemnify Subtenant against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under Sublandlord.

14. Ratification. Subtenant hereby ratifies and confirms its obligations under the Sublease, and represents and warrants to Sublandlord that it has no defenses thereto. Additionally, Subtenant further confirms and ratifies that, as of the date hereof, (a) the Sublease is and remains in good standing and in full force and effect, and (b) Subtenant has no claims, counterclaims, set-offs or defenses against Sublandlord arising out of the Sublease or in any way relating thereto or arising out of any other transaction between Sublandlord and Subtenant including but not limited to any claims made in letters from Subtenant’s attorney to Sublandlord dated December 10, 2012, December 17, 2012, and December 17, 2012. Sublandlord hereby ratifies and confirms its obligations under the Sublease, and represents and warrants to Subtenant that it has no defenses thereto. Additionally, Sublandlord further confirms and ratifies that, as of the date hereof, (a) the Sublease is and remains in good standing and in full force and effect, and (b) Sublandlord has no claims, counterclaims, set-offs or defenses against Subtenant arising out of the Sublease or in any way relating thereto or arising out of any other transaction between Sublandlord and Subtenant, including but not limited to any claims made in Sublandlord’s November 30, 2012 Default Letter.

15. Binding Effect; Governing Law; Recitals. Except as modified hereby, the Sublease shall remain in full effect, and the Sublease and this Fourth Amendment shall be binding upon Sublandlord and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Fourth Amendment and the terms of the Sublease, the terms of this Fourth Amendment shall prevail. This Fourth Amendment shall be governed by the laws of the State of New York. The recitals at the beginning of this Fourth Amendment are hereby incorporated as if fully set forth herein. Capitalized terms used herein but not defined shall have the meaning given such terms under the Sublease.

16. Counterparts. This Fourth Amendment may be executed in multiple counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. If any signature to this Fourth Amendment is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, then such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. This Fourth Amendment shall become effective when both Sublandlord and Subtenant have received a counterpart hereof signed by the other, subject to receipt of Landlord’s Consent.

[REMAINDER OF PAGE INTENTIONALLY BLANK;

SIGNATURES APPEAR ON NEXT TWO PAGES]

IN WITNESS WHEREOF Sublandlord has duly executed this Fourth Amendment as of the day and year first above written.

SUBLANDLORD:

LUDLOW TECHNICAL PRODUCTS CORPORATION

By:	/s/ David Colleran
Name:	David Colleran
Title:	VP and Asst. Secretary

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
COUNTY OF BRISTOL	)

On the 21st day of May, 2013, before me, the undersigned, a Notary Public in and for said Commonwealth of Massachusetts, personally appeared David Colleran, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Bristol County, Massachusetts.

/s/ Kerri Joyce
Notary Public
[SEAL]	My Commission Expires: 12/12/2019

IN WITNESS WHEREOF Subtenant has duly executed this Fourth Amendment as of the day and year first above written.

SUBTENANT:

SYNACOR, INC.

By:	/s/ William J. Stuart
Name:	William J. Stuart
Title:	Chief Financial Officer

State OF New York	)
	)	ss.
COUNTY OF Erie	)

On the 9 day of May, 2013, before me, the undersigned, a Notary Public in and for the State of New York, personally appeared William J. Stuart, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Erie County, New York.

/s/ Carolyn Ann Forbes
Notary Public
[SEAL]	My Commission Expires: 4/18/2015
CAROLYN ANN FORBES
NOTARY PUBLIC-STATE OF NEW YORK
No. 01F06239156
Qualified in Erie County
My Commission Expires April 18, 2015

EXHIBIT A

First Floor Adjacent Premises

[See Attached]

Exhibit A

68'-4"
68'-6"
TENANT SUITE 'A1'
RENTABLE AREA:
USEABLE AREA: 12,524 SF
SPRINKLERED: YES
OCCUPANCY: BUSINESS
TENANT SUITE 'B'
RENTABLE AREA:
USEABLE AREA: 12,511 SF
SPRINKLERED: YES
OCCUPANCY: BUSINESS
TENANT SUITE 'A2'
RENTABLE AREA:
USEABLE AREA: 14,401 SF
SPRINKLERED: YES
OCCUPANCY: BUSINESS
Demising Wall
First Floor Adjacent Premises
27'-3"
38'-9"
85'-0"
15'-8 1/2"
2'-0 3/4"
15'-5 1/4"
53'-1 3/4"
44'-3"
14'-1"
25'-9 3/4"

PARTIAL FLOOR PLAN

CBRE

40 La RIVIERE DRIVE
BUFFALO, NEW YORK

SK1

EXHIBIT B

Landlord Consent to Fourth Amendment (Synacor)

Waterfront Associates, LLC, as successor by conversion to Waterfront Associates (“Landlord”), is the landlord under the Property Lease dated March 13, 1998, with Ludlow Technical Products Corporation, formerly known as Graphic Controls Corporation (“Sublandlord”), as tenant, for that certain building containing approximately 102,816 rentable square feet of space and commonly known as Building No.3 Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), which Property Lease was amended by that certain First Amendment to Lease dated April 29, 1998, that Second Amendment to Lease dated April 21, 1999, that Third Amendment to Lease dated July 30, 1999, and that Fourth Amendment to Lease dated December 30, 2007 (as amended, the “Lease”).

Under that certain Sublease dated as of March 3, 2006, as amended by that First Amendment to Sublease dated September 25, 2006 that Second Amendment to Sublease dated February 27, 2007, and that Third Amendment to Sublease dated June 30, 2010 (collectively, the “Sublease”) by and between Sublandlord and Synacor, Inc., a Delaware corporation, as subtenant (“Subtenant”), Subtenant subleases a portion of the Building, which portion contains approximately 33,711 rentable square feet of space, is located on the first and third floors of the Building, and is defined as the “Premises” in the Sublease.

Subtenant and Sublandlord have now entered into that certain Fourth Amendment to Sublease dated as of             , 2013 (the “Fourth Amendment”). A copy of the Fourth Amendment is attached to this Landlord Consent. Under the Fourth Amendment, Subtenant is subleasing an additional 5,061 rentable square feet of space located on the first floor of the Building (the “First Floor Adjacent Premises”), which First Floor Adjacent Premises is more particularly described in the Fourth Amendment.

Landlord hereby acknowledges and agrees that it has received and reviewed a copy of the Fourth Amendment. After review, Landlord consents to the provisions of the enclosed Fourth Amendment. Further, Landlord hereby waives any rights Landlord or its designee may have under Section 14.05 of the Lease to terminate the Lease with respect to the First Floor Adjacent Premises, to sublease the First Floor Adjacent Premises, or to otherwise recapture the First Floor Adjacent Premises. This Landlord Consent shall not be deemed to constitute consent by the undersigned to any subletting other than that described in the Fourth Amendment.

Landlord:

Waterfront Associates, LLC

By:

Name:

Title:

Date:

EXHIBIT C

Janitorial Specifications

[See Attached]

DESCRIPTION								OTHER
II. OFFICE AREAS
A.	General Cleaning Duties
	1.	Empty all trash receptacles, recycling containers and ash trays. Keep trash/recyclables separated.	X
	2.	Wash, clean and disinfect trash receptacles.						As needed.
	3.	Replace plastic trash receptacle liners.						As needed.
	4.	Dust cleared work surfaces.	X
	5.	Dust all cleared flat surfaces such as file cabinets, partition tops, coffee tables, reception desks, etc.	X
	6.	Spot clean glass office fronts.	X
	7.	Thoroughly clean glass office fronts and interior glass within tenant space six times per year.						Jan., March, May, July, Sept., Nov.
	8.	Dust cleared window sills, frames and mullions.		X
	9.	Dust woodwork or mullions on glass office fronts.		X
	10.	Sweep/dust mop tile floors and spot clean spills.	X
	11.	Damp mop tile floors.		X				3 times per week
	12.	Spray buff VCT floors.		X
	13.	Vacuum entire office.	X
	14.	Edge vacuuming.			X
	15.	Clean base.				X		As needed.
	16.	Strip and seal VCT floors (not inc. in base price/sq ft).				X		Jan., Apr., July, Oct.
	17.	Spot clean carpet.						Immediately.
	18.	Remove finger marks from door frames, wood work and doors.	X
	19.	Clean countertops, sinks, fountains, tables, etc., in kitchenette areas.	X
	20.	Dust blinds.			X
	21.	Vacuum upholstered chairs not less than twice per year.						January & July
	22.	Clean supply diffusers and return grilles twice per year.						September & March
	23.	Shampoo and extract carpet (not inc. in base price/sq ft).					X	May
	24.	High dust walls, ceilings, fixtures, sills, mullions, frames, and artwork.			X
	25.	Clean interior side of exterior glass.					X	October

EXHIBIT D

Building Rules and Regulations

[See Attached]

1. The sidewalks, entrances, passages, elevators, vestibules, stairways, or halls shall not be obstructed, or encumbered or used for any purpose other than ingress and egress.

2. Except as may be permitted under paragraph 20..21 of this Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant that is visible from the outside of the Premises (the Premises are also sometimes called the “Building” in these Rules and Regulations), without the prior written consent of Landlord, which consent will not be unreasonably withheld. Except as set forth in paragraph 20.21 of this Lease, Landlord reserves the right to name the Building, to change the name or street address of the Building and to install and maintain a sign or signs on the exterior or interior of the Building.

3. No awnings or other projections shall be attached to the outside of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld.

4. The floors and windows that receive or admit light into passageways, or into any place in the Building, shall not be covered or obstructed. The water closets, drinking fountains, plumbing, heating, lighting, and other fixtures and apparatus shall not be used for any other purpose other than those for which they were installed and intended, and no sweepings, rubbish, rags, ashes, or other unsuitable substances shall be thrown into any water closet, drinking fountain, lavatory or drain. Any damage resulting to any such apparatus from misuse shall be borne by Tenant.

5. Tenant shall not cut, mark upon, paint, drill into, insert nails, hook or screw into, affix to, or in any way deface the walls, ceilings, partitions, or floors, inside or outside of the Building, except as permitted under the terms of Tenant’s Lease.

6. No animals of any kind shall be kept in or about the Building, except seeing eye dogs.

7. No bicycles or vehicles of any kind shall be brought in or about the Building except in those areas designated by Landlord for use by Tenant for the parking of such bicycles or vehicles.

8. Landlord shall have the right to prohibit any advertisement or public notification by Tenant which in the opinion of Landlord tends to impair the reputation of the Building or its desirability as a building for offices, or for professional or other businesses; and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising.

9. Tenant shall not use any method of heating, cooling, ventilating, or humidifying the Premises other than that provided by Landlord without special agreement with Landlord, which Landlord shall be reasonable in providing.

10. No cooking or food preparation of any nature (except for vending and coffee machines) shall be done or permitted by Tenant except in the cafeteria area described in paragraph 2.02 of this Lease.

11. Tenant shall not use or permit to be used any portion or portions of the Premises for the purpose of lodging or sleeping therein.

12. Tenant shall not make nor permit any noises or cause any unusual or objectionable odors to be produced upon or permeate from the Premises or the Building, or defile the elevators, or other parts or equipment of the Building.

13. Tenant shall, upon termination of Tenant’s Lease, return to Landlord all keys and all duplicates thereof to the Premises and to other rooms or parts of the Building to which Tenant has been furnished access or possesses a key, card or other device. Landlord reserves the right to constantly have pass keys to the Premises, excluding any secured areas of Tenant.

14. Landlord shall in all cases have the exclusive right to prescribe the weight limit, position, and kind and method of floor protection, of safes and of other heavy objects or material proposed to be brought into the Building by Tenant. All damages done to the Building, Premises or plaza, by taking in or out a safe or other heavy or bulky object, or during the time it is in or on the Premises, shall be made good and paid by Tenant. Tenant is required to notify Landlord when safes, furniture or like property are to be taken into or out of the Building and no such moving shall be done excepting under the supervision of Landlord.

15. Tenant shall not use or keep in the Building any kerosene, gasoline, camphene, burning fluid, or other illuminating or inflammable substances or materials, excluding vehicles stored in their designated areas, except with the written prior consent of Landlord.

16. Tenant shall promptly notify Landlord in writing of any accident to or defect in water pipes, gas pipes, steam pipes, electrical wires, and in and to any plumbing, heating, lighting, building enclosure, or other fixtures in or about the Premises, and of any damage to or defect in any part of the Premises.

17. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, hand trucks or other means of transporting goods, except those equipped with rubber tires and side guards.

18. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

19. Landlord reserves the right, at any time in the event of an emergency, or otherwise at reasonable times, to take any and all measures including inspections, repairs, alterations, additions and improvements to the Building as may be necessary or desirable for the safety, protection or preservation of the Building or Landlord’s interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority.

20. Landlord reserves the right to amend or rescind any of these rules, and to make other and further rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein, and for the protection of Landlord, such other rules not being inconsistent with the proper and rightful enjoyment by Tenant of the Premises, and shall not be effective until provided to Tenant in writing.

21. Landlord shall use reasonable efforts to cause any affiliate of Landlord to uniformly impose and enforce the foregoing rules and regulations upon all tenants of other buildings at Waterfront Village Center owned by any affiliate of Landlord (with appropriate modifications thereto for tenants such as a delicatessen).

EXHIBIT E

Offer Space

[See Attached]

Exhibit E

(Page 1 of 2)

Exhibit E

(Page 2 of 2)

Offer Space: Suite 200, which space contains approximately 33,237 square feet of space and is located on the second floor of the Building